UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2005

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 16, 2005, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”), entered into an Extension and Modification Agreement dated as of September 16, 2005 by and among the Operating Partnership and a group of 23 lender banks (the “Extension and Modification Agreement”). The Extension and Modification Agreement extends the maturity date and modifies other terms and conditions of the Operating Partnership’s Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004 (the “Credit Agreement”). The General Partner and certain of its subsidiaries are the guarantors of the obligations of the Operating Partnership under the Credit Agreement.

The lending group under the Credit Agreement, as supplemented by the Extension and Modification Agreement, consists of: JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; The Bank of Nova Scotia, New York Agency, as documentation agent; Wachovia Bank, National Association, as documentation agent; Wells Fargo Bank, National Association, as documentation agent; SunTrust Bank, as senior managing agent; US Bank National Association, as managing agent; Citicorp North America, Inc., as managing agent; PNC Bank, National Association, as managing agent; and Bank of China, New York Branch; The Bank of New York; Chevy Chase Bank, F.S.B.; The Royal Bank of Scotland; Mizuho Corporate Bank, Ltd.; UFJ Bank Limited, New York Branch; The Governor and Company of the Bank of Ireland; Bank Hapoalim B.M.; Comerica Bank; Chang Hwa Commercial Bank, Ltd., New York Branch; First Commercial Bank, New York Agency; Chiao Tung Bank Co., Ltd., New York Agency; Deutsche Bank Trust Company Americas; and Hua Nan Commercial Bank, New York Agency, as participants.

The material terms of the Extension and Modification Agreement provide for:

1.	An extension of the maturity date of the Credit Agreement from November 23, 2007 to November 23, 2009;

2.	A reduction in the facility fee from 20 basis points to 15 basis points at the BBB/Baa2 pricing level;

3.

A reduction in the capitalization rate set forth in the definitions of Capitalized Unencumbered Property NOI and Consolidated Capitalized NOI from 9.00% to 8.50% and the valuing of properties owned fewer than four (4) fiscal quarters, at the option of the Operating Partnership, at cost or at the Capitalized Unencumbered Property NOI or the Consolidated Capitalized NOI of any such property;

4.	The ability of the Leverage Ratio in Section 9.1 and the ratio of Consolidated Unsecured Indebtedness to the Section 9.6 Sum in Section 9.6 to each go up to 65% for periods of 180 days; and

5.	The deletion of Interest Coverage requirements in Section 9.4 of the Credit Agreement.

Capitalized terms used herein above without definition shall have the meanings assigned to such terms in the Credit Agreement, as modified by the Extension and Modification Agreement. Except as modified by the Extension and Modification Agreement, the terms and conditions of the Credit Agreement remain in full force and effect.

A copy of the Extension and Modification Agreement is filed herewith as Exhibit 10.1 and a copy of the Credit Agreement is filed as Exhibit 10.2.

The General Partner announced the Operating Partnership’s entry into the Extension and Modification Agreement on September 19, 2005. A copy of the General Partner’s press release is filed herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1*	Extension and Modification Agreement dated as of September 16, 2005 by and among Mack-Cali Realty, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the several Lenders party thereto.
10.2

Second Amended and Restated Revolving Credit Agreement among Mack-Cali Realty, L.P., JPMorgan Chase Bank, N.A., Bank of America, N.A., and other lending institutions that are or may become a party to the Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004 (filed as Exhibit 10.1 to Mack-Cali Realty Corporation’s Current Report on Form 8-K dated November 23, 2004 and incorporated herein by reference).

99.1*	Press Release of Mack-Cali Realty Corporation dated September 19, 2005.

_____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: September 19, 2005	By:	/s/ BARRY LEFKOWITZ
Barry Lefkowitz
Executive Vice President and

Chief Financial Officer

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: September 19, 2005	By:	/s/ BARRY LEFKOWITZ
Barry Lefkowitz
Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Extension and Modification Agreement dated as of September 16, 2005 by and among Mack-Cali Realty, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the several Lenders party thereto.
10.2

Second Amended and Restated Revolving Credit Agreement among Mack-Cali Realty, L.P., JPMorgan Chase Bank, N.A., Bank of America, N.A., and other lending institutions that are or may become a party to the Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004 (filed as Exhibit 10.1 to Mack-Cali Realty Corporation’s Current Report on Form 8-K dated November 23, 2004 and incorporated herein by reference).

99.1*	Press Release of Mack-Cali Realty Corporation dated September 19, 2005.

_____________

* Filed herewith.